================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          CITADEL HOLDING CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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Notes:

                          CITADEL HOLDING CORPORATION
                       550 SOUTH HOPE STREET, SUITE 1825
                         LOS ANGELES, CALIFORNIA 90071

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 15, 1997

To the Stockholders:

  The Annual Meeting of Stockholders (the "Annual Meeting") of Citadel Holding Corporation, a Delaware corporation ("Citadel"), will be held at the Regal Biltmore Hotel, 506 S. Grand Avenue, Los Angeles, California on December 15, 1997, at 9:00 a.m. local time, subject to adjournment or postponement, for the following purposes:

    1. To elect four directors to the Board of Directors of Citadel (the "Board of Directors") to serve until the 1998 Annual Meeting of Stockholders; and

    2. To transact such other business as may properly come before the Annual Meeting.

  A copy of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1996 and a Quarterly Report on Form 10-Q for the three and nine months periods ended September 30, 1997 are enclosed. Only holders of record of the voting stock of Citadel on November 5, 1997 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Prior to the voting thereof, a proxy may be revoked by the person executing such proxy by (i) filing with the Corporate Secretary of Citadel, prior to the commencement of the Annual Meeting, either a written notice of revocation or a duly executed proxy bearing a later date or (ii) by voting in person at the Annual Meeting. Citadel shall make available for examination at its principal executive offices located at 550 S. Hope St., Suite 1825, Los Angeles, California 90071, at least ten days prior to the date of the Annual Meeting, a list of the stockholders entitled to vote at the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ S. Craig Tompkins
                                          S. CRAIG TOMPKINS
                                          Corporate Secretary

November 24, 1997

                            YOUR VOTE IS IMPORTANT.
  TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND
               MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                          CITADEL HOLDING CORPORATION

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 15, 1997

                              GENERAL INFORMATION

  This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board" or the "Board of Directors") of Citadel Holding Corporation, a Delaware corporation ("Citadel" and, collectively with its subsidiaries, the "Company"), of proxies for use at the 1997 Annual Meeting of Stockholders of Citadel (the "Annual Meeting") scheduled to be held at the time and place for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Shares represented by properly executed proxies received by Citadel will be voted at the Annual Meeting in the manner specified therein or, if no instructions are marked on the enclosed proxy card, FOR each of the nominees for director as identified on such card. Although management does not know of any other matter to be acted upon at the Annual Meeting, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in accordance with their respective best judgments with respect to any other matters that may properly come before the Annual Meeting.

  Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by (i) filing with the Corporate Secretary of Citadel, prior to the commencement of the Annual Meeting, a duly executed instrument dated subsequent to such proxy revoking the same or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person.

  The mailing address of the principal executive offices of Citadel is 550 South Hope St., Suite 1825, Los Angeles, California 90071, and its telephone number is (213) 239-0540. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is November 24, 1997.

RECORD DATE AND VOTING

  Only stockholders of record on November 5, 1997 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. There were outstanding on the Record Date 6,669,924 shares of Citadel common stock, par value $.01 per share ("Common Stock"). Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

  The holders of the majority of the outstanding shares of Citadel Common Stock, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but which have not been voted for a specific proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Directors will be elected by a plurality of the votes of the shares of Citadel Common Stock present in person or represented by proxy at the Annual Meeting.

  With regard to Proposal 1 (election of directors), votes may either be cast in favor of the nominees named herein or be withheld. Votes withheld will not be counted towards a nominee's achievement of a plurality.

                            SOLICITATION OF PROXIES

  The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card will be paid by Citadel. Following the mailing of this Proxy Statement, directors, officers and regular employees of Citadel may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by Citadel for their reasonable charges and expenses in connection therewith.

  In addition, Citadel has retained Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies. CIC may solicit proxies by mail, telephone, telegraph and personal solicitation, and will request brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Voting Stock of record to forward proxy soliciting material to the beneficial owners of such shares. Citadel has agreed to pay CIC $2,500 plus out-of-pocket expenses.

                       PROPOSAL 1: ELECTION OF DIRECTORS

  At the Annual Meeting, stockholders of Citadel will be asked to vote on the election of four directors. The four nominees receiving the highest number of votes at the Annual Meeting will be elected directors of Citadel.

  To fill these four board positions, the enclosed proxy, unless indicated to the contrary, will be voted FOR the nominees listed below (the "Board Nominees") and on the enclosed proxy card. All directors elected at the Annual Meeting will be elected to one-year terms and will serve until the 1998 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

  Set forth below are the names of the persons nominated by the Board of Directors for election as directors at the Annual Meeting. Your proxy, unless otherwise indicated, will be voted FOR Messrs. Cotter, Simon, Tompkins and Villasenor. For a description of each nominee's principal occupation and business experience during the last 5 years and present directorships, please see below.

BOARD NOMINEES

                                                                        FIRST
                                                                        BECAME
          NAME          AGE            CURRENT OCCUPATION              DIRECTOR
          ----          ---            ------------------              --------
 James J. Cotter         58 Chairman of the Board of Citadel,            1986
                             Chairman of the Board of Craig
                             Corporation ("Craig"), and Chairman of
                             the Board of Reading Entertainment,
                             Inc. ("REI")
 S. Craig Tompkins       46 Corporate Secretary/Treasurer and            1993
                             Principal Accounting Officer of
                             Citadel, Vice Chairman of the Board of
                             Citadel, President and Director of
                             Craig, Vice Chairman of the Board of
                             REI, and Director of G&L Realty Corp.
 Ronald I. Simon         59 Vice President/Chief Financial Officer       1995
                             of Western Water Company, Chairman of
                             Softnet Systems, Inc. and Director of
                             Westcorp Investments
 Alfred Villasenor, Jr.  67 President of Unisure Insurance Services,     1987
                             Inc.

  Mr. Cotter was first elected to the Board in 1986, and resigned in 1988. He was re-elected to the Board in June 1991, named Acting Chairman of the Board of Directors of Citadel and Fidelity Federal Bank, a federal savings bank ("Fidelity") previously owned by Citadel, in October 1991, and named Chairman of the Board of Citadel on June 5, 1992. Mr. Cotter has been Chairman of the Board of Craig since 1988 and a Director of that company since 1985. Since 1996, Mr. Cotter has served as a Director of REI (motion picture exhibition and real estate), which the company was formed pursuant to a reorganization of Reading Company under a Delaware holding company, effective October 1996. Since 1990 Mr. Cotter has also served as a Director of Reading Company, currently a wholly owned subsidiary of REI, and since 1991, as the Chairman of the Board of that company. Craig owns common and convertible preferred stock representing approximately 78% of the voting power of the outstanding securities of REI and the Company owns convertible preferred stock representing approximately 5% of the voting power of REI. Craig owns approximately 10% of the Company's outstanding Common Stock and Reading owns approximately 23% of such Company securities. Mr. Cotter is also the Executive Vice President and a Director of The Decurion Corporation (motion picture exhibition). Mr. Cotter began his association with The Decurion Corporation in 1969. Mr. Cotter is also a Director and Executive Vice President of Pacific Theatres, Inc., a wholly owned subsidiary of the Decurion Corporation.
Mr. Cotter has been the Chief Executive Officer and a Director of Townhouse Cinemas Corporation (motion picture exhibition) since 1987. Mr. Cotter is the General Partner of James J. Cotter, Ltd., a general partner in Hecco Ventures I, a California General Partnership ("HVI") is involved in investment activities and is a shareholder in Craig), and was a Director of Stater Bros., Inc. (retail grocery) between 1987 and September 1997.

  Mr. Simon has been a director of the Company since June 1995. Mr. Simon is the Vice President, Chief Financial Officer of Western Water Company. In addition, he is Chairman of the Board of Directors of SoftNet Systems Inc., and a director of Westcorp Investments, a wholly owned subsidiary of Westcorp Inc. Formerly, Mr. Simon was the Managing Director of the Henley Group, Inc. through March 1990, a Director of Craig Corporation from 1987 to 1990 and a Director of Reading Company from 1989 to 1995.

  Mr. Tompkins was a partner of Gibson Dunn & Crutcher until March 1993 when he resigned to become President of each of Craig and Reading Company. Mr. Tompkins has served as a Director of each of Craig and Reading Company since February 1993 and has served as a Director of REI since its formation in 1996. In February 1997, Mr. Tompkins resigned as President of REI and was made Vice Chairman of REI. Mr. Tompkins was elected to the Board of Directors of G&L Realty Corp., a New York Stock Exchange listed real estate investment trust, in December of 1993, and was elected Vice Chairman of the Board of Citadel in July of 1994. Mr. Tompkins has also served as the Secretary/Treasurer and Principal Accounting Officer for Citadel since August 1994.

  Mr. Villasenor is the President and the owner of Unisure Insurance Services, Incorporated, a corporation which has specialized in life, business life and group health insurance for over 35 years. He is also a general partner in the 2368 Torrance Partnership, a California real estate holding company. Mr. Villasenor served on the Board of Directors of ELAR, a reinsurance company from 1986 to 1991. In 1987, Mr. Villasenor was elected to the Board of Directors of Citadel and Fidelity and served on the Board of Fidelity until 1994. Mr. Villasenor also served as a Director of Gateway Investments, Inc. (a wholly owned subsidiary of Fidelity) from June 22, 1993 until February 24, 1995.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED
ABOVE.

                       DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

  The officers of Citadel currently include Steve Wesson, Brett Marsh and S. Craig Tompkins.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During the fiscal year ended December 31, 1996, there were four (4) meetings of the Board of Directors of Citadel. All directors attended at least 80% of the meetings of the Board of Directors, after the election of such individuals to the Board.

  Citadel currently has standing Audit, Executive, Conflicts and Compensation Committees. The Board of Directors does not have a nominating committee.

  The members of the Audit Committee are Ronald I. Simon and Alfred Villasenor, Jr. The Audit Committee held one (1) meetings during 1996. The Audit committee's responsibilities are generally to assist the Board in fulfilling its legal and fiduciary responsibilities relating to accounting, audit and reporting policies and practices of Citadel and its subsidiaries. The Audit Committee also, among other things, recommends to the Board the engagement of the company's independent accountants; monitors and reviews the quality and activities of the Company's independent accountants; and, monitors the adequacy of the Company's operating and internal controls as reported by management and the independent accountants.

  The members of the Executive Committee are James J. Cotter, Ronald I. Simon and S. Craig Tompkins. The Executive Committee held no meetings during 1996. The Executive Committee exercises the authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors.

  The members of the Conflicts Committee are Ronald I. Simon and Alfred Villasenor, Jr. The Conflicts Committee was chartered to consider and make recommendations with respect to all matters as to which one or more directors may have conflicts of interest. The Conflicts Committee held nine (9) meetings during 1996.

  The Compensation Committee is currently comprised of James J. Cotter and Alfred Villasenor, Jr. The Compensation Committee held one (1) meeting during 1996. The Compensation Committee is responsible for recommending to the Board of Directors remuneration for executive officers of Citadel. It is currently Citadel's policy that directors who are executive officers and whose compensation is at issue are not involved in the discussion of, or voting on, such compensation.

COMPENSATION OF DIRECTORS

  Other than the Chairman of the Board, directors who are not officers or employees of the Company receive for their services as a director, an annual retainer of $15,000 plus $1,500 if serving as a Committee Chairman and $800 for each meeting attended in person (or $300 in the case of telephonic meetings). The Chairman of the Board receives $45,000 annually. Mr. Tompkins receives no compensation for his services as an executive officer, but received directors fees for his services as Vice Chairman in the amount of $35,000. During 1996, Messrs. Villasenor and Simon received $10,000 as additional fees for their participation as members of the Independent Committee formed by the Company to review the Reading Investment Transaction more fully described in "Certain Transactions".

  Additionally, pursuant to the Citadel Holding Corporation 1996 Nonemployee Director Stock Option Plan effective October 1996 (the "1996 Stock Option Plan"), each director of the Company who is not an employee or officer of the Company, upon becoming a member of the Board of Directors, is automatically granted immediately vested options to purchase 10,000 shares of Common Stock at an exercise price that is greater or less than the fair market value (as such term is defined in the 1996 Stock Option Plan) per share of Common Stock on the date of grant by an amount equal to the amount by which $3.00 per share is greater or less than the fair market value per share of Common Stock on the effective date of the 1996 Stock Option Plan (the "Plan Effective Date"). Messrs. Simon and Villasenor who were incumbent on the Plan Effective Date received immediately vested options to purchase 10,000 shares of Common Stock at an exercise price of $3.00 per share.

                            EXECUTIVE COMPENSATION

  The federal proxy disclosure regulations require Citadel to disclose certain specific information with respect to executive compensation in this Proxy Statement.

SUMMARY COMPENSATION TABLE

  The officers of Citadel currently include Steve Wesson, S. Craig Tompkins and Brett Marsh. The Summary Compensation Table sets forth the compensation earned for the years ended December 31, 1996, 1995 and 1994 by each of the most highly compensated executive officers of the company whose compensation exceeded $100,000 in all capacities in which they served.

                                                                     LONG TERM
                                   ANNUAL COMPENSATION              COMPENSATION
                         ------------------------------------------ ------------
                                                                     SECURITIES
                                                                     UNDERLYING
NAME AND PRINCIPAL                                   OTHER ANNUAL     OPTIONS     ALL OTHER
POSITION                 YEAR     SALARY   BONUS   COMPENSATION (1)   GRANTED    COMPENSATION
------------------       ----    -------- -------- ---------------- ------------ ------------
Steve Wesson............ 1996    $175,000 $ 50,000       (1)              --           --
 President and Chief     1995     175,000  100,000       (1)              --           --
 Executive Officer       1994(2)   70,564   25,000       (1)           33,000       $5,564
Brett Marsh............. 1996    $130,000                (1)              --           --
 Director of Real Estate 1994     130,000 $ 10,000       (1)              --           --
                         1994(2)   52,419                (1)              --           --

--------
(1) Excludes perquisites if the aggregate amount thereof is less than $50,000, or 10% of salary plus bonus, if less.

(2) Includes compensation received from August 5, 1994 to December 31, 1994.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following summarizes options which were granted in 1996.

                                                                          POTENTIALLY
                                                                          REALIZABLE
                                        INDIVIDUAL GRANTS                  VALUE AT
                          --------------------------------------------- ASSUMED ANNUAL
                                        PERCENT OF                      RATES OF STOCK
                           NUMBER OF      TOTAL                              PRICE
                           SECURITIES  OPTIONS/SARS                      APPRECIATION
                           UNDERLYING   GRANTED TO  EXERCISE            FOR OPTION TERM
                          OPTIONS/SARS EMPLOYEES IN OR BASE  EXPIRATION ---------------
NAME                        GRANTED    FISCAL YEAR   PRICE      DATE      5%      10%
----                      ------------ ------------ -------- ---------- ------- -------
Alfred Villasenor, Jr...     10,000         50%      $3.00      2006    $18,900 $47,800
Ronald I. Simon.........     10,000         50%      $3.00      2006     18,900  47,800

AGGREGATED OPTION/SAR IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR
VALUES

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-
                                                        OPTIONS/SARS AT        THE-MONEY OPTION/SARS
                            SHARES                        FY-END (#)              AT 12/31/96 (#)
                         ACQUIRED ON     VALUE     ------------------------- -------------------------
NAME                     EXERCISE (#) REALIZED ($) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
----                     ------------ ------------ ------------------------- -------------------------
Steve Wesson............     N/A          N/A              33,000/0                   $2,062
Alfred Villasenor,
 Jr.(1).................     N/A          N/A              10,000/0                        0
Ronald I. Simon(1)......     N/A          N/A              10,000/0                        0

--------
(1) The options were not in-the-money.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

  Citadel and Steve Wesson entered into an Executive Employment Agreement, effective as of August 4, 1994 (the "Employment Agreement"). The term of the Employment Agreement is two years and is automatically renewed for subsequent one-year terms unless either party gives notice of non-renewal. Mr. Wesson is paid an annual salary of $175,000 and a minimum annual bonus of $50,000. Pursuant to the Employment Agreement, Mr. Wesson was granted options to purchase 33,000 shares of Common Stock of Citadel.

  On June 27, 1990 the Board authorized Citadel to enter into indemnity agreements with its then current as well as future directors and officers. Since that time, Citadel's officers and directors have entered such agreements. Under these agreements, Citadel agrees to indemnify its officers and directors against all expenses, liabilities and losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, to which any such officer or director is a party or is threatened to be made a party, in any manner, based upon, arising from, relating to or by reason of the fact that he is, was, shall be or shall have been an officer or director, employee, agent or fiduciary of Citadel. Each of the current Citadel directors have entered into indemnity agreements with Citadel. Similar agreements also exist between Citadel's subsidiaries and the officers and directors of such subsidiaries.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Tompkins is President of Craig and a Director of Craig and REI. Mr. Cotter is the Chairman of the Board of Craig and REI. Mr. Cotter is a member of the executive committees of REI, which, among other things, is responsible for the compensation of the executive officers of such companies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports to ownership and changes in ownership with the SEC. The SEC rules also requires such reporting persons to furnish the Company with a copy of all
Section 16(a) forms they file.

  Based solely on a review of the copies of the forms which the Company received and written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1996, all filing requirements applicable to its reporting persons were complied with except Mr. Alfred Villasenor filed one late Form 4 in December 1996 to report the sale of 900 shares of the Company's Common Stock, which transaction occurred in April 1996.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The report of the Compensation Committee of the Board of Directors with respect to executive compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that Citadel specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The Compensation Committee of the Board of Directors of the Company is composed of James J. Cotter and Alfred Villasenor, Jr. The Compensation Committee, is principally responsible for reviewing the performance of, and determining the compensation for the executive officers of the Company. The Company's executive compensation program is designed to attract and retain talented executives and motivate them to achieve the business objectives of the Company that the Board of Directors believes will enhance stockholder value.

  The Company's current compensation strategy is to supplement the executive officer's base level compensation with periodic cash bonuses in recognition of individual performance, and from time to time, grant stock options designed to link the executives' long term compensation to appreciation in stockholder value. Specific components of the compensation of executive officers are as follows:

  Base Salary: The base salary of the Chief Executive Officer of the Company is set in accordance with his Employment Agreement. It is anticipated that in the event the base salaries of other executive officers are to be set, such base salaries will be established upon a general review by the Compensation Committee of comparable compensation for positions requiring similar skills and capabilities and will reflect the performance of the officer in fulfilling his or her duties. Base salary does not directly reflect the financial performance of the Company.

  Bonus: The Company may award officers an annual bonus in an amount to be determined by the Compensation Committee. The Compensation Committee will consider such factors as it deems appropriate in determining such bonuses. As previously discussed, the Employment Agreement of Citadel's Chief Executive Officer provides for a minimum annual bonus.

  Amounts earned during 1996 by the Steve Wesson and Mr. Brett Marsh are shown in the Summary Compensation Table. In 1997, Messrs. Wesson and Marsh were each granted discretionary bonuses of $30,000, in addition to the minimum bonus of $50,000 paid to Mr. Wesson in 1996 required by the terms of his Employment Agreement. The amount of Messrs. Wesson and Marsh's bonus reflects among other things, the successful leasing of the Brand Building to Disney Enterprises Inc., the successful disposition of several of the Company's properties, and the redeployment of a portion of the proceeds thereof in the REI Convertible Preferred Stock acquired in October 1996.

  Stock Options: The Company previously adopted the 1987 Stock Option and Stock Appreciation Rights Plan in order to provide key employees with a long-term incentive which is based upon citadel's long-term return to shareholders.

James J. Cotter
Alfred Villasenor, Jr.

PERFORMANCE GRAPH

  The following line graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Exchange Act, except to the extent Citadel specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

  The following line graph compares the cumulative total stockholder return on Common Stock from December 31, 1991 through December 31, 1996 against the cumulative total return of the Center for Research in Securities Prices ("CRSP") Total Return Index for the Standard & Poor's 500 Stocks, and (ii) the cumulative total return of the Company's current peer group, the CRSP Total Return Index for New York Stock Exchange, American Stock Exchange and NASDAQ Companies in the SIC Group Code 6510-6519 (US Companies) (Real Estate Operators (Except Developers) and Lessors). Peer group returns have been weighted by the market capitalization of the individual peers. The graph assumes a $100 dollar investment on December 31, 1991 and reinvestment of all dividends on a daily basis.

  Through August 4, 1994, Citadel was primarily engaged in the savings and loan business; therefore the Company prior to that date measured its performance against that of the savings and loan industry in the compilation of this graph. Since the Company disposed of principally all of its remaining interest in Fidelity in April 1995, Citadel has focused primarily on the management of a limited portfolio of commercial properties previously owned by Fidelity. In light of this focus, Citadel believes current performance is more appropriately compared to this new real estate peer group.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
               AMONG CITADEL HOLDINGS, S&P INDEX AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           CITADEL
(Fiscal Year Covered)        HOLDINGS       S&P INDEX    Peer Group
-------------------          ----------     ---------     ----------
Measurement Pt-  1991        $100           $100         $100
FYE   1992                   $107.4         $107.7       $111.2
FYE   1993                   $863           $118.2       $138.1
FYE   1994                   $ 18.4         $119.8       $139.9
FYE   1995                   $ 17.4         $164.9       $179.4
FYE   1996                   $ 20.2         $203.3       $206.6

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the shares of Common Stock, beneficially owned as of November 5, 1997 by (i) each director and nominee, (ii) all directors and executive officers as a group, and (iii) each person known to Citadel to be the beneficial owner of more than 5% of the Common Stock. Except as noted, the indicated beneficial owner of the shares has sole voting power and sole investment power.

                                                       COMMON STOCK
                                            -----------------------------------
                                               AMOUNT AND NATURE      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER        OF BENEFICIAL OWNERSHIP OF CLASS(7)
------------------------------------        ----------------------- -----------
James J. Cotter(1)(4)......................        2,230,473           33.2%
Steve Wesson(2)(4).........................           33,000             *
Alfred Villasenor, Jr.(3)(4)...............           10,000             *
S. Craig Tompkins(4).......................              --             --
Ronald I. Simon(3)(4)......................           10,000             *
Craig Corporation(1)(4)....................        2,230,473           33.2%
Reading Holdings, Inc., an indirect wholly         1,564,473           23.3%
 owned subsidiary of REI(1)................
 30 South Fifteenth Street, Suite 1300
 Philadelphia, PA 19102-4813...............
Lawndale Capital Management, Inc.(5).......          579,000            8.6%
 One Sansome Street, Suite 3900
 San Francisco, California 94104
Andrew E. Shapiro(5).......................          579,000            8.6%
 One Sansome Street, Suite 3900
 San Francisco, California 94104...........
Diamond A Partners, L.P(5).................          501,000            7.5%
 One Sansome Street, Suite 3900
 San Francisco, California 94104
Diamond A Investors, L.P.(5)...............           77,900            1.2%
 One Sansome Street, Suite 3900
 San Francisco, California 94104
Private Management Group(6)................          675,000           10.0%
 20 Corporate Park, Suite 400
 Irvine, CA 92606
All directors and executive officers as a          2,283,473           34.0%
 Group (6 persons)(1)......................

--------
(1) Mr. Cotter is the Chairman of Craig and REI, and a principal stockholder of Craig. Craig currently owns approximately 78% of the voting power of the outstanding capital stock of REI. Craig owns 666,000 shares of Common Stock. Reading owns directly 1,564,473 shares of Common Stock. These securities have been listed as beneficially owned by Mr. Cotter and Craig due to the relationships between Mr. Cotter, Craig and REI. Mr. Cotter disclaims beneficial ownership of all Citadel securities owned by Craig and/or Reading.

(2) Pursuant to the terms of his Employment Agreement, Citadel granted Mr. Wesson options to purchase 33,000 shares of Common Stock.

(3) Includes 10,000 shares of Common Stock which may be acquired through the exercise of stock options granted pursuant to the 1996 Stock Option Plan.

(4) 550 South Hope Street, Suite 1825, Los Angeles, California 90071

(5) According to filings made with the Securities and Exchange Commission, includes 501,100 shares which are owned by Diamond A Partners, L.P., ("DAP") and 77,900 shares which are owned by Diamond A

   Investors, L.P. ("DAI") but have shared voting and dispositive power with Lawndale Capital Management, LLC ("LCM") and Andrew E. Shapiro. According to Amendment No. 5 to the Report on Schedule 13D filed on October 29, 1996, LCM is the investment advisor to and general partner of DAP and DAI, which are investment limited partnership. Andrew E. Shapiro is the sole manager of LCM.

(6) Based upon Schedule 13-G filed February 28, 1997.

(7) Based on ownership assuming conversion of the stock options (53,000 shares).

 * Represents less than one percent of the outstanding shares of Citadel Common Stock.

CERTAIN TRANSACTIONS

 Reading Investment Transaction

  In October 1996, Citadel and its wholly-owned subsidiary, Citadel Acquisition Corp., Inc. ("CAC"), closed a transaction with Craig, REI and Reading Company and certain affiliates thereof, in which CAC contributed cash in the amount of $7 million to REI in exchange for (i) 70,000 shares of Series A Preferred Stock of REI, (ii) the granting to Citadel of an option, exercisable at any time until 30 days after REI files its Annual Report on Form 10-K for the year ended December 31, 1999, to exchange all or substantially all of its assets for shares of REI Common Stock, subject to certain contractual limitations and (iii) the granting of certain demand and piggy-back registration rights with respect to any REI Common Stock received on the conversion of the Series A Preferred Stock or on such asset exchange. Additionally, pursuant to the terms of such Exchange Agreement, REI issued (i) 125,098 shares of its Series B Preferred Stock and 563,210 shares of its common stock to Craig in exchange for Craig's 50% interest in a motion picture exhibition joint venture with a Reading Company affiliate and the 1,329,114 shares of Citadel Series A 3% Cumulative Voting Convertible Preferred Stock, par value $.01 per share (collectively with any successor securities, the "Citadel Preferred Stock") owned by Craig and (ii) 424,902 shares of its Series B Preferred Stock and 1,912,980 shares of its common stock to a Craig affiliate in exchange for 693,650 shares of stock of Stater Bros. Holdings, Inc. owned by such affiliates. On December 20, 1996, Citadel redeemed the Preferred Stock from Reading pursuant to the exercise of its redemption rights. The redemption price amounted to $6.19 million.

 Transactions with Craig Corporation and Reading Entertainment, Inc.

  Commencing August 1995, Citadel began renting corporate office space from Craig on a month-to-month basis and engaged Craig to provide Citadel with certain administrative services. During fiscal 1996, $96,000 was paid to Craig for such rent and services. In additional, Citadel provided real estate consulting services to Reading Company during fiscal 1996, for which Citadel was paid $169,000.

 Proposed Transaction to Purchase Agricultural Property

  During the third quarter of 1997, the Company formed a new subsidiary, Citadel Agriculture, Inc., to engage in the business of owning and farming agricultural land. The new company's first transaction is expected to be the acquisition of partnership interests representing an approximately 80% interest in three partnerships newly formed to acquire from The Prudential Insurance Company of America approximately 1,580 acres of agricultural land located in Kern County, California and commonly known as the Big 4 Ranch. The remaining approximately 20% interest in these partnerships is being acquired by a company controlled by James J. Cotter, the Company's Chairman, and owned by Mr. Cotter and members of his family. The Company and Mr. Cotter will contribute to the capital of the partnerships and share in the allocation of profits and losses and in any distribution from the partnerships on the same 80/20 basis. In addition, Cecelia Packing Corporation, a company owned by Mr. Cotter, is expected to provide certain senior management and accounting services.

          CITADEL'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Deloitte & Touche have been the independent certified public accountants for Citadel since 1983 and have been selected by Citadel to continue to serve as the accountants for Citadel for the remainder of 1997 Representatives of Deloitte & Touche will attend the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to questions.

                       AVAILABILITY OF CERTAIN DOCUMENTS

  A copy of Citadel's Annual Report on Form 10K for its fiscal year ended December 31, 1996 and Quarterly Report on Form 10Q for the three and nine month periods ending September 30, 1997 are enclosed.

                            STOCKHOLDERS' PROPOSALS

  Any stockholder of Citadel wishing to submit a proposal for inclusion in the Proxy Statement relating to the Company's 1998 Annual Meeting of stockholders must deliver such proposal to the Company at its principal office on or before July 7, 1998. The Board of Directors will review any proposals from eligible stockholders which it receives by that date and will determine whether any such proposal will be included in its 1998 proxy solicitation materials. An eligible stockholder is one who is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted at the 1998 annual meeting of stockholders, who has held such securities for at least one year, and who shall continue to own such securities through the date on which the meeting is held.

                                 OTHER MATTERS

  At the time of preparation of this Proxy Statement, the Board of Directors of Citadel was not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

                                          By order of the Board of Directors,

                                          /s/ S. CRAIG TOMPKINS

                                          S. Craig Tompkins
                                          Corporate Secretary

Los Angeles, California
November 24, 1997

  PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

  If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can vote your shares. Accordingly, please contact the person responsible for your account and give instructions for your shares to be voted.

  IF YOU HAVE ANY QUESTIONS, OR HAVE ANY DIFFICULTY VOTING YOUR SHARES, PLEASE CONTACT CORPORATE INVESTOR COMMUNICATIONS, INC. BY CALLING (201) 896-1900.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          CITADEL HOLDING CORPORATION

             FOR ANNUAL MEETING OF STOCKHOLDERS--DECEMBER 15, 1997
P
          The undersigned stockholder of Citadel Holding Corporation, a Delaware
R corporation (the "Company"), acknowledges receipt of the Notice of the Annual Meeting of Stockholders of the Company and the accompanying Proxy
O Statement, each dated November 24, and the undersigned hereby revokes all prior proxies and hereby constitutes and appoints James J. Cotter, Steve
X Wesson and S. Craig Tompkins, and each of them (each with full power of substitution and with full power to act without the others and, if two or
Y more of them act hereunder, by action of a majority of them), the proxies of the undersigned, to represent the undersigned and to vote all the shares of voting stock of the Company that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held December 15, 1997 at 9:00 a.m. (Los Angeles time) at the Regal Biltmore Hotel, 506 S. Grand Avenue, Los Angeles, California, and at any adjournment or postponement thereof.



                          (Continued on reverse side)

                             FOLD AND DETACH HERE

-------------------------------------------------------------------------------

                                                           Please mark
                                                           your votes as  [X]
                                                           indicated in
                                                           this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1:

                                                      WITHHELD
                                       FOR            FOR ALL
1.   ELECTION OF DIRECTORS.            [_]              [_]
     James J. Cotter
     S. Craig Tompkins
     Ronald I. Simon
     Alfred Villasenor, Jr.


2. IN THE PROXIES' DISCRETION TO VOTE UPON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTER THAT WILL BE PRESENTED FOR ACTION AT THE MEETING.

WITHHELD FOR: (Write that nominee's name in the space provided below).
-------------------------------------------------------------------------------


     THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; WHERE NO CHOICE IS SPECIFIED, IT WILL BE VOTED FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES IN THE MATTERS DESCRIBED IN PROPOSAL 2.


                                       COMMENTS: (Change of address)

                                       _________________________________________

                                       _________________________________________

                                       _________________________________________


Signature(s) ________________________________  Dated: ___________________ , 1997
Please sign exactly as name appears hereon. If the stock is registered in the name of two or more persons, each should sign. When signing as an executor, administrator, trustee, guardian, attorney, or corporate officer, please add your full title as such.

(PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.)


                             FOLD AND DETACH HERE